EXHIBIT 99.1

EXECUTION COPY

EMPLOYMENT AGREEMENT

EMPLOYMENT AGREEMENT, dated as of December 1, 2003 (the “Employment Agreement”), by and between Fog Cutter Capital Group Inc. (the “Company”), with its principal office at 1410 S.W. Jefferson Street, Portland, Oregon 97201 and Robert G. Rosen (the “Executive”).

WITNESSETH:

WHEREAS, Executive is currently employed as an executive of the Company; and

WHEREAS, the Company and Executive desire to amend and restate the terms of Executive’s employment by the Company as set forth in the Employment Agreement (the “Prior Employment Agreement”) dated as of September 4, 1999 as amended again as of July 27, 2000 and amended and restated as of October 1, 2000, and subsequently amended and restated as of October 1, 2001, by and between the Company and the Executive;

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and for other good and valuable consideration, the parties agree as follows:

1.                                      TERM OF EMPLOYMENT

Except for earlier termination as provided in Section 7 hereof, Executive’s employment under this Employment Agreement shall be for (i) a one-month period commencing on December 1, 2003 (the “Commencement Date”) and ending on December 31, 2003 and (ii) a twelve (12) month term commencing on January 1, 2004 and ending on December 31, 2004 (collectively, the “Employment Term”).  Subject to Section 7 hereof, the Employment Term shall be automatically extended for additional one year periods unless the Company or Executive gives written notice of the termination of Executive’s employment hereunder at least one hundred and eighty (180) days prior to the expiration of the then current Employment Term.  Executive’s employment under this Employment Agreement (prior to its amendment and restatement) commenced on October 9, 1999.

2.                                      POSITION

(a)                                  Executive shall serve as the President of the Company.

(b)                                 Executive shall report directly to the Chief Executive Officer of the Company and shall have such duties and authority, consistent with his position as shall be determined from time to time by the Chief Executive Officer.

(c)                                  During the Employment Term, Executive shall devote substantially all of his business time (“Business Time”), energy, skill and efforts to the performance of his duties and responsibilities hereunder; provided, however, that Executive shall be allowed to (i) engage in charitable activities and (ii) manage his personal financial and legal affairs. Executive shall perform his duties hereunder in the

New York area; provided, however, that Executive shall spend sufficient time, as required in writing by the Company’s Chief Executive Officer (the “CEO”) in the Company’s Portland Office or other locations.  The Company shall provide Executive with private office space to be used by Executive when working from the New York area.  Such office shall be provided to Executive, as is, with existing furniture, telephone and data setup.

(d)                                 Without in any way limiting the rights of the CEO and the Board of Directors, the parties acknowledge and agree that the CEO and the Board of Directors shall have sole and absolute discretion in determining whether or not any Subordinated Bond (as defined below) will be purchased or sold and may consider any factor in determining whether to purchase or sell any Subordinated Bonds, including appropriate limits, exposures, amounts, other business interests, structure of the securities (e.g., IO, PO, etc.) and any other factor they may deem relevant as determined from time to time by the Chief Executive Officer.  For purposes of this Employment Agreement, “Subordinated Bonds” means mortgage-backed securities which are subordinate in right of payment to other classes of mortgage-backed securities and are rated below investment grade (or are unrated) by one or more of Moody’s Investor Service or Standard & Poor’s and are purchased by the Company (acting upon the approval of its CEO or the majority of the Board of Directors) before or during the Employment Term.

3.                                      BASE SALARY

Commencing December 1, 2003, the Company shall pay Executive a base salary at the annual rate of not less than $250,000 (“Base Salary”). Base Salary shall be payable in accordance with the usual payroll practices of the Company (including withholding).

4.                                      INCENTIVE COMPENSATION

(a)                                  Remaining Subordinated Bond Bonus

Pursuant to the terms of this Employment Agreement before its amendment and restatement, Executive was entitled to receive a bonus (the “Prior Bonus”) based upon achieving certain specified returns in excess of a target amount (the “Target Amount”) in connection with the sale or disposal of certain subordinated mortgage-backed securities specified in the Prior Employment Agreement (the “Specified Subordinated Bonds”).  Executive’s Prior Bonus was based on a percentage of the Company’s profit in excess of such Target Amount.  During the term of the Prior Employment Agreement, the Company sold a portion of the Specified Subordinated Bonds at a price in excess of the Target Amount and Executive became entitled to receive the Prior Bonus with respect to all Specified Subordinated Bonds sold from time to time by the Company.  Under the Prior Employment Agreement, Executive was paid the Prior Bonus in respect of the Specified Subordinated Bonds sold by the Company during the term of the Prior Employment Agreement, but was not paid any Prior Bonus in respect of the remaining Specified Subordinated Bonds (the “Remaining Subordinated Bonds”) listed on Schedule 1 hereto which were not sold during the term of the Prior Employment Agreement.

Accordingly, subject to the provisions of Sections 4(b) and (c) of this Employment Agreement, from time to time during the Employment Term, Executive shall be eligible for a bonus (the “Remaining Subordinated Bond Bonus”) based upon the following formula: If the Company acting upon the approval of its CEO or the majority of the Board of

Directors sells (a “Disposition Event”) the Company’s interest in any of the Remaining Subordinated Bonds (or, if the structure is unwound, the underlying collateral) the Bonus payable for such period shall be 10% of the aggregate cash proceeds from the sale of any such Remaining Subordinated Bonds received by the Company, net of all direct and indirect expenses, including investment banking, legal, data processing services (including Intex), accounting, trustee, rating agency, financial printer, and other related fees, associated with such Remaining Subordinated Bonds.  Following a Disposition Event with respect to any Remaining Subordinate Bonds, Executive may request, in writing, payment of the Remaining Subordinate Bond Bonus with respect to such Remaining Subordinate Bonds and the Remaining Subordinate Bond Bonus with respect to such Remaining Subordinate Bonds will be payable within 10 days of such written request.

(b)                                  Book Value Bonus

Subject to the provisions of this Section 4(b) and Section 4(c) of this Employment Agreement, for the one-month period ending on December 31, 2003 during the Employment Term, Executive shall receive a bonus of $50,000 (the “2003 Book Value Bonus”).  Subject to the provisions of this Section 4(b) and Section 4(c) of this Employment Agreement, for each twelve month period ending on and after December 31, 2004 during the Employment Term (each, a “Bonus Period”), Executive shall be eligible for a bonus (the “Book Value Bonus”) equal to 10% of the Net Increase in Adjusted GAAP Book Value (as defined below) from the beginning of a twelve month Bonus Period to the end of such twelve month Bonus Period.  For purposes of this Employment Agreement, (i) “GAAP Book Value” shall mean, as of the end of any fiscal period, the Book Value of the Company determined in accordance with US GAAP and as shown on the Company’s audited financial statements; (ii) “Adjusted GAAP Book Value” shall mean, as of the end of any fiscal period, the Book Value of the Company determined in accordance with US GAAP and as shown on the Company’s audited financial statements; as adjusted for stock repurchases, new equity raised and dividend payments during such twelve month Bonus Period, and (iii) “Net Increase” shall mean the excess, if any, of the Adjusted GAAP Book Value at the end of any such twelve month Bonus Period over the GAAP Book Value at the beginning of any such twelve month Bonus Period; provided that (x) the Company shall eliminate from any such increase the effect of interest income, bonus expense, tax expense, gains and losses associated with the Remaining Subordinated Bonds and the effect of changes in unrealized gains and losses, unrealized bonus accrual and unrealized tax accrual associated with the Remaining Subordinated Bonds and (y) if the Company has experienced losses in its Adjusted GAAP Book Value during prior twelve month Bonus Periods, such losses shall be taken into consideration in determining any bonus hereunder.  For the convenience of the reader, an example of how to calculate the book value Bonus is set forth on Schedule 2 hereto

(c)                                  General Matters

Except as otherwise expressly provided herein, the Book Value Bonus shall be payable within 90 days of the end of the relevant twelve month Bonus Period.  In the event that Executive is entitled to an aggregate bonus under this Employment Agreement in an amount greater than $2 million, the Company may pay the portion of such bonus in excess of $2 million, by delivering newly issued shares or shares purchased in the secondary market.  Following any fiscal quarter, the Company may, in its sole discretion and at the request of Executive, pay an advance on the Book Value Bonus; provided that any such advance shall not exceed $75,000 per fiscal quarter.  In the event that the aggregate amount of advances made by the Company at the end of the relevant twelve month period exceed the aggregate amount of the bonuses then due, the amount in excess of the bonuses shall be repaid by the Executive within thirty (30) days of the end of such twelve month period.

(d)                                  Options

In addition to the stock options (the “Initial Options”) previously granted to Executive on shares of the Company’s common stock (the “Common Stock”) under the Company’s Incentive Stock Plan (the “Incentive Stock Plan”), the Executive shall continue to be entitled to participate in the Company’s Incentive Stock Plan and receive nonqualified, incentive or other options (“Options”) to purchase shares of the Company’s Common Stock under the Incentive Stock Plan as determined by the Compensation Committee of the Company’s Board of Directors (the “Committee”) from time to time provided that the Incentive Stock Plan is approved by the shareholders of the Company to the extent required by Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).  To the extent permitted under applicable law, any Options granted to Executive hereunder (including the Initial Options) may be assigned and transferred by Executive to entities created for or on behalf of Executive’s immediate family for tax planning or other purposes.

(e)                                  Other Compensation

The Company may, upon recommendation of the Committee, award to Executive such other bonuses and compensation as it deems appropriate and reasonable.

5.                                      EMPLOYEE BENEFITS AND VACATION

(a)                                  During the Employment Term, Executive shall be entitled to participate in all pension, retirement, savings, welfare and other employee benefit plans and arrangements, including, without limitation, any nonqualified deferred compensation plans, maintained by the Company from time to time for the benefit of the senior executives of the Company in accordance with their respective terms as in effect from time to time. Executive acknowledges that the aforementioned items may be included as compensation for income tax purposes to the extent required by applicable law. To the extent permitted under applicable law, the Company shall not treat as compensation to Executive fringes and perquisites provided to Executive or the items under Section 6 below.

(b)                                 During the Employment Term, Executive shall be entitled to vacation each year in accordance with the Company’s policies in effect from time to time, but in no event less than five (5) weeks paid vacation per calendar year. Executive shall also be entitled to such periods of sick leave as is customarily provided by the Company for its senior executive employees.

6.                                      BUSINESS EXPENSES

The Company shall also reimburse Executive for the travel, entertainment and other business expenses incurred by Executive in the performance of his duties hereunder (including Executive’s reasonable costs associated with travel between the Portland Office and the New York area office pursuant to Section 2(c) hereof) in accordance with the Company’s policies as in effect from time to time.

7.                                      TERMINATION

(a)                                  Termination of an Executive

The employment of Executive under this Employment Agreement shall terminate upon the occurrence of any of the following events:

(i)                                     the death of Executive;

(ii)                                  the termination of Executive’s employment by the Company due to Executive’s Disability pursuant to Section 7(b) hereof;

(iii)                               the termination of Executive’s employment by the Company without Cause;

(iv)                              the Executive’s voluntary resignation;

(v)                                 the termination of Executive’s employment by the Company for Cause pursuant to Section 7(c); or

(vi)                              the non-renewal or expiration of the Employment Term.

(b)                                  Disability

If, by reason of the same or related physical or mental reasons, Executive is unable to carry out Executive’s material duties pursuant to this Employment Agreement for more than six (6) months in any twelve (12) consecutive month period (a “Disability”) as determined and certified in writing by two (2) licensed physicians, one of which is Executive’s regular attending physician, the Company may terminate Executive’s employment for Disability upon thirty (30) days prior written notice, by a notice of Disability termination, at any time thereafter during such twelve (12) month period in which Executive is unable to carry out his duties as a result of the same or related physical or mental illness.  Such termination shall not be effective if Executive returns to the full time performance of his material duties within such thirty (30) day notice period.

(c)                                  Cause

Executive’s employment hereunder may be terminated by the Company for Cause.  For purposes of this Employment Agreement, the term “Cause” shall be limited to (i) willful misconduct by Executive with regard to the Company or its business which has a material adverse effect on the Company; (ii) the refusal of Executive to follow the direction of the CEO, provided that the foregoing refusal shall not be “Cause” if Executive in good faith believes that such direction is illegal, unethical or immoral and promptly so notifies the CEO; (iii) Executive being convicted of a felony (other than a felony involving a traffic offense) involving the Company; (iv) Executive’s material fraud with regard to the Company; or (v) breach of Section 11 hereof.

8.                                      CONSEQUENCES OF TERMINATION OF EMPLOYMENT

(a)                                  DEATH

If Executive’s employment is terminated during the Employment Term by reason of Executive’s death, the employment period under this Employment Agreement shall terminate without further obligations to Executive’s legal representatives under this Employment Agreement except for: (i) any compensation earned but not yet paid, including without limitation, any amount of Base Salary accrued or earned but unpaid, any accrued vacation payable pursuant to the Company’s policies and any unreimbursed business expenses payable pursuant to Section 6 which amounts shall be promptly paid in a lump sum to Executive’s spouse; (ii) full accelerated vesting under all outstanding equity-based and long-term incentive plans (with options remaining outstanding as provided under the applicable stock option plan and a pro rata payment under any long term incentive plans based on actual coverage under such plans at the time payments normally would be made under such plans)(For the avoidance of doubt, the Long Term Vesting Trust dated as of October 1, 2000 (the “LTV Trust”) is not an equity-based/long-term incentive plan or employee benefit plan of the Company and benefits thereunder will vest in accordance with the terms thereof); (iii) subject to Section 10 hereof, any other amounts or benefits owing to Executive under the then applicable employee benefit plans or policies of the Company, which shall be paid in accordance with such plans or policies; and (iv) if Executive’s estate executes the Waiver and General Release of Claims in the form attached hereto as Exhibit 1, the Vested Bonus (as defined below) and the Termination Book Value Bonus (as defined below) shall be promptly paid within 90 days of such termination in a lump sum to the Executive’s estate.  Section 13 hereof shall also continue to apply.  For purposes of this Employment Agreement, the term “Vested Bonus” shall mean the Remaining Subordinated Bond Bonus determined by the Company in its reasonable judgment based on the estimated value of the Remaining Subordinated Bonds on or about the date of termination and the term “Termination Book Value Bonus” shall mean the Book Value Bonus determined by the Company in its reasonable judgment at the end of the most recently ended monthly period occurring immediately prior to Executive being terminated (or the Employment Term expiring) and based on the unaudited financial information prepared by the Company in the ordinary course.

(b)                                  Disability, Termination Without Cause or Expiration Of Employment Term

If Executive’s employment is terminated by reason of Executive’s Disability or by the Company without Cause (as defined in Section 7(c)), Executive shall be entitled to receive the following payments and benefits: (i) any compensation earned but not yet paid, including without limitation, any amount of Base Salary or deferred compensation accrued or earned but unpaid, any accrued vacation payable pursuant to the Company’s policies and any unreimbursed business expenses payable pursuant to Section 6 which amounts shall be promptly paid in a lump sum to Executive; (ii) full accelerated vesting under all outstanding equity-based and long-term incentive plans (with options remaining outstanding as provided under the applicable stock option plan and a pro rata payment under any long term incentive plans based on actual coverage under such plans at the time payments normally would be made under such plans))(For the avoidance of doubt, the LTV Trust is not an equity-based/long-term incentive plan or employee benefit plan of the Company and benefits thereunder will vest in accordance with the terms thereof); (iii) subject to Section 10 hereof, any other amounts or benefits owing to Executive under the then applicable employee benefit plans or policies of the Company, which shall be paid in accordance with such plans or policies; and (iv) if Executive executes the Waiver and General Release of Claims in the form attached hereto as Exhibit 1, the Vested Bonus and the Termination Book Value Bonus shall be promptly paid in a lump sum to the Executive.  Section 13 hereof shall also continue to apply.

(c)                                  Termination For Cause or Voluntary Resignation

If Executive’s employment hereunder is terminated: (i) by the Company for Cause, or (ii) by Executive voluntarily, Executive shall be entitled to receive only his Base Salary through the date of termination, and any unreimbursed business expenses payable pursuant to Section 6, and he shall not be entitled to receive the Vested Bonus or the Termination Book Value Bonus.  All other benefits (including, without limitation, Options) due Executive following such termination of employment shall be determined in accordance with the plans, policies and practices of the Company.

(d)                                  Return of Files and Equipment

Executive agrees that immediately following his termination of employment for any reason as provided in this Section 8, he shall return to the Company all files, electronic or otherwise, equipment and any other property which is owned by the Company or to which the Company is legally entitled. Executive also agrees to assist Company with the closing of the New York area office as directed by the CEO or any other Senior Executive of the Company.

9.                                      SOLICITATION

Executive acknowledges that the retention of nonclerical employees employed by the Company in which the Company has invested training and depends on for the operation of its business is important to the business of the Company, that Executive has obtained unique information as to such employees as an executive of the Company and has developed a unique relationship with such persons as a result of being an executive of the Company and, therefore, it is necessary for the Company to be protected from Solicitation of such employees, Executive acknowledges that, by virtue of his employment with the Company, Executive has gained or will gain knowledge of the identity, characteristics and preferences of its customers, and such information may be confidential and Executive would inevitably have to draw on such confidential information if Executive were to solicit or service the Company’s customers or referral sources on behalf of a competing business enterprise. Accordingly, Executive agrees that he will not engage in Solicitation for the fifteen (15) month period following the date of Executive’s termination.  For purposes of this Employment Agreement, “Solicitation” shall mean: recruiting, soliciting or inducing of any nonclerical employee or employees of the Company to terminate his or her employment with, or otherwise cease his or her relationship with, the Company or hiring or assisting another person or entity to hire (including, but not limited to identifying a nonclerical employee to another employer for employment) any nonclerical employee of the Company or any person who within six (6) months before had been a nonclerical employee of the Company; or, soliciting or inducing any customer of the Company to cease his or her relationship with the Company.

10.                               NO MITIGATION; NO SET-OFF

In the event of any termination of employment under Section 8, Executive shall be under no obligation to seek other employment and, except as explicitly set forth herein, there shall be no offset against any amounts due Executive under this Employment Agreement on account of any remuneration attributable to any subsequent employment that Executive may obtain.  Any amounts due under Section 8 are in the nature of severance payments, or liquidated damages, or both, and are not in the nature of a penalty. Such amounts are in lieu of any amounts payable under any other salary continuation or cash severance arrangement of the Company and to the extent paid or provided under any other such arrangement shall be offset from the amount due hereunder.

11.                               DETRIMENTAL ACTIVITY

Without limitation of Section 9 hereof, Executive agrees that he will not engage in Detrimental Activity during the Employment Term and following the date of Executive’s termination. For purposes of this Employment Agreement, “Detrimental Activity” shall mean: (i) the disclosure to anyone outside the Company, or the use in any manner other than in the furtherance of the Company’s business, without written authorization from the Company, of any confidential information or proprietary information, relating to the business of the Company; (ii) any attempt, directly or indirectly by Executive of Solicitation (as defined in Section 9 above); (iii) any conduct by Executive which would be considered to be self-dealing or which would conflict with the Company’s interests, including the direct or indirect purchase or sale of, or loan or investment of any type in, any assets of the Company by Executive or for Executive’s benefit or between Executive and a third party which is unrelated to the Company, without the Company’s prior written authorization; (iv) Executive’s Disparagement (as defined herein), or inducement of others to do so, of the Company or its past and present officers, directors, employees or products; or (v) without written authorization from the Company, the rendering of services for any organization, or engaging, directly or indirectly, in any business, which is competitive with the Company, or the rendering of services to such organization or business if such organization or business is otherwise prejudicial to or in conflict with the interests of the Company.  For purposes of this Employment Agreement, “Disparagement” means making comments or statements to the press, the Company’s employees, consultants or any individual or entity with whom the Company has a business relationship or otherwise taking any action which could reasonably be expected to adversely affect in any manner: the conduct of the business of the Company (including, without limitation, any products or business plans or prospects); or the business reputation of the Company, or any of its products, or its past or present officers, directors or employees.

12.                               LITIGATION COOPERATION; CONSULTATION

Executive agrees that for the Employment Term and thereafter, he will reasonably cooperate with the Company to the best of his ability in the defense of any claim or investigation, civil or governmental, brought against Company or any of its current, former or future directors or officers of which Executive has any personal knowledge, and Company agrees it will reimburse Executive’s reasonable out-of-pocket expenses in providing such assistance.  In addition, Executive agrees to reasonably provide specific operations information to the Company as requested in a reasonable, timely and clear manner to allow the Company to continue and/or complete job tasks, activities, assignments, to continue effective relationships with business partners by responding to reasonable inquiries as needed by telephone at no additional cost to the Company beyond what is provided by this Employment Agreement.

13.                               INDEMNIFICATION

The Company agrees that if Executive is made a party to or threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that he is or was an officer of the Company, or is or was serving at the request of the Company as an officer, member, employee, fiduciary or agent of another corporation or of a partnership, joint venture, trust, other enterprise or non-profit organization, including, without limitation, service with respect to employee benefit plans, whether or not the basis of such Proceeding is alleged action in an official capacity as an officer, member, employee, fiduciary or agent while serving as an officer, member, employee, fiduciary or agent, he shall be indemnified and held harmless by the Company to the fullest extent authorized by applicable law, as the same exists or may hereafter be amended, against all Expenses incurred or suffered by Executive in connection therewith, and such indemnification shall continue as to Executive even if Executive has ceased to be an officer, member, fiduciary or agent, or is no longer employed by the Company, and shall inure to the benefit of his heirs, executors and administrators.

As used in this Employment Agreement, the term “Expenses” shall include, without limitation, damages, losses, judgments, liabilities, fines, penalties, excise taxes, settlements and costs, attorneys’ fees, accountants’ fees, and disbursements and costs of attachment or similar bonds, investigations, and any expenses of establishing a right to indemnification under this Employment Agreement.

Expenses incurred by Executive in connection with any Proceeding shall be paid by the Company in advance upon request of Executive and the giving by Executive of any undertakings required by applicable law.

Executive shall give the Company notice of any claim made against him for which indemnity will or could be sought under this Employment Agreement. In addition, Executive shall give the Company such information and cooperation as it may reasonably require and as shall be within Executive’s power and at such times and places as are reasonably convenient for Executive.

With respect to any Proceeding as to which Executive notifies the Company of the commencement thereof:

(vii)                           The Company will be entitled to participate therein at its own expense; and

(viii)                        Except as otherwise provided below, to the extent that it may wish, the Company jointly with any other indemnifying party similarly notified will be entitled to assume the defense thereof, with counsel reasonably satisfactory to Executive. Executive also shall have the right to employ his own counsel in such action, suit or proceeding and the fees and expenses of such counsel shall be at the expense of the Company.

(ix)                                The Company shall not be liable to indemnify Executive under this Employment Agreement for any amounts paid in settlement of any action or claim effected without its written consent. The Company shall not settle any action or claim in any manner which would impose any penalty or limitation on Executive without Executive’s written consent. Neither the Company nor Executive will unreasonably withhold or delay their consent to any proposed settlement.

The right to indemnification and the payment of expenses incurred in defending a Proceeding in advance of its final disposition conferred in this Section 13 shall not be exclusive of any other right which Executive may have or hereafter may acquire under any statute, provision of the certificate of incorporation or by-laws of the Company, agreement, vote of stockholders or disinterested directors or otherwise.

14.                               ARBITRATION

Any dispute or controversy arising under or in connection with this Employment Agreement shall be settled exclusively by arbitration conducted in the City of Portland in the State of Oregon under the Commercial Arbitration Rules then prevailing of the American Arbitration Association and such submission shall request the American Arbitration Association to: (i) appoint an arbitrator experienced and knowledgeable concerning the matter then in dispute; (ii) require the testimony to be transcribed; (iii) require the award to be accompanied by findings of fact and the statement for reasons for the decision; and (iv) request the matter to be handled by and in accordance with the expedited procedures provided for in the Commercial Arbitration Rules. The determination of the arbitrators, which shall be based upon a DE NOVO interpretation of this Employment Agreement, shall be final and binding and judgment may be entered on the arbitrators’ award in any court having jurisdiction. All costs of arbitration, including the cost of the American Arbitration Association and the arbitrator, shall be borne by the Company.

15.                               RELEASE OF CLAIMS

In consideration for the negotiation of this Employment Agreement, Executive, for himself and for his heirs, executors, administrators, and assigns (hereinafter referred to collectively as “Releasors”), forever releases and discharges the Company and any and all of its subsidiaries, divisions, affiliated entities, employee benefit and/or pension plans or funds, successors and assigns, and all of its or their past and present officers, directors, members, shareholders, trustees, agents and employees (hereinafter referred to as the “Entities and Persons”), from any and all claims, demands, cause of action, fees and liabilities of any kind whatsoever, whether known or unknown, which Executive ever had, now has, or may have against the Entities and Persons by reason of any actual or alleged act, omission, transaction, practice, conduct, occurrence, or other matter up to and including the date of this Employment Agreement and with regard to his employment with the Company, including the terms of any prior version of this Employment Agreement.

Without limiting the generality of the foregoing, the provisions of this Section 15 are intended to and shall release the Entities and Persons from any and all claims, whether known or unknown, which Releasors ever had, now have, or may have against the Entities and Persons arising out of Executive’s employment with the Company, including, but not limited to: (i) any claim under Title VII of the Civil Rights Act, as amended; (ii) any other claim (whether based on federal, state, or local law, statutory or decisional) relating to or arising out of Executive’s employment by the Company and the terms and conditions of such employment; (iii) any claim under the Age Discrimination in Employment Act, as amended;(iv) any claim under applicable state or local law against discrimination; (v) any claim for attorneys’ fees, costs, disbursements and/or the like; or (vi) any claim under, with regard to, or in connection with this Employment Agreement (prior to or after its amendment and restatement) or any agreement or plan with regard to equity, incentive or deferred compensation.

Notwithstanding the foregoing, the foregoing release shall not cover rights of indemnification to which Executive is entitled under the Company’s Certificate of Incorporation, By-laws, or Section 13 hereof or otherwise with regard to his service as an officer of the Company.

Executive agrees that he will not, from any source or proceeding, seek or accept any award or settlement with respect to any claim or right covered by Section 15(a) above. In addition to the foregoing, except as otherwise prohibited by law, Executive represents and warrants that he will not sue or commence any proceeding (judicial or administrative), or participate in any action, suit or proceeding, against any of the Entities and Persons, with respect to any act, event, occurrence, or any alleged failure to act, released hereunder.

In the event any portion of this Section 15 shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provision of this Section 15.

The provisions of this Section 15 are not intended, and shall not be construed, as an admission that the Entities and Persons have violated any federal, state or local law (statutory or decisional), ordinance or regulation, breached any contract or committed any wrong whatsoever against Executive.

Executive acknowledges that he has been advised by the Company to consult an attorney before signing this Employment Agreement and that he has executed this Employment Agreement after having had the opportunity to consult with an attorney of his choice and has had an opportunity to consider this Employment Agreement for a period of at least fourteen (14) days.

16.                               MISCELLANEOUS

(a)                                  Governing Law

This Employment Agreement shall be governed by and construed in accordance with the laws of the State of New York without reference to principles of conflicts of laws.

(b)                                  Entire Agreement/Amendments

This Employment Agreement and the instruments contemplated herein, contain the entire understanding of the parties with respect to the employment of Executive by the Company from and after the Commencement Date and supersedes any prior agreements, whether written or otherwise, between the Company and Executive. There are no restrictions, agreements, promises, warranties, covenants or undertakings between the parties with respect to the subject matter herein other than those expressly set forth herein and therein. This Employment Agreement may not be altered, modified, or amended except by written instrument signed by the parties hereto.

(c)                                  No Waiver

The failure of a party to insist upon strict adherence to any term of this Employment Agreement on any occasion shall not be considered a waiver of such party’s rights or deprive such party of the right thereafter to insist upon strict adherence to that term or any other term of this Employment Agreement. Any such waiver must be in writing and signed by Executive or an authorized officer of the Company, as the case may be.

(d)                                  Assignment

This Employment Agreement shall not be assignable by Executive. This Employment Agreement shall be assignable, with the consent of Executive, by the Company only to an acquiror of all or substantially all of the assets of the Company, provided such acquiror promptly assumes all of the obligations hereunder of the Company in a writing delivered to Executive and otherwise complies with the provisions hereof with regard to such assumption.

(e)                                  Successors; Binding Agreement; Third Party Beneficiaries

This Employment Agreement shall inure to the benefit of and be binding upon parties hereto and their personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees legatees and permitted assignees of the parties hereto. If Executive dies while any amount would still be payable hereunder if Executive had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Employment Agreement to the personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees, legatees and permitted assignees of the parties hereto.

(f)                                    Communications

For the purpose of this Employment Agreement, notices and all other communications provided for in this Employment Agreement shall be in writing and shall be deemed to have been duly given (i) when faxed or delivered, and (ii) two business days after being mailed by United States registered or certified mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth on the initial page of this Employment Agreement, provided that all notices to the Company shall be directed to the attention of the Chief Executive Officer of the Company and the Chairman of the Compensation Committee, or to such other address as any party may have furnished to the other in writing in accordance herewith. Notice of change of address shall be effective only upon receipt.

(g)                                 Withholding Taxes

The Company may withhold from any and all amounts payable under this Employment Agreement such federal, state and local taxes as may be required to be withheld pursuant to any applicable law or regulation.

(h)                                 Survivorship

The respective rights and obligations of the parties hereunder shall survive any termination of Executive’s employment.

(i)                                    Counterparts

This Employment Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

(j)                                    Headings

The headings of the sections contained in this Employment Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any provision of this Employment Agreement.

IN WITNESS WHEREOF, the parties hereto have duly executed this Employment Agreement as of the day and year first above written.

FOG CUTTER CAPITAL GROUP INC.

By:	/s/ Andrew A. Wiederhorn
Name: Andrew A. Wiederhorn
Title: Chairman and CEO

/s/ Robert G. Rosen
Robert G. Rosen

EXHIBIT 1

WAIVER AND GENERAL RELEASE OF CLAIMS

To:          Fog Cutter Capital Group Inc.

1410 S.W. Jefferson Street

Portland, Oregon 97201

1.  In consideration for the payment and/or other benefits to be provided me pursuant to my Employment Agreement with the Company dated as of December 1, 2003 (the “Employment Agreement”), I, for myself and for my heirs, executors, administrators, and assigns (hereinafter referred to collectively as “Releasors”), forever release and discharge the Company and any and all of its subsidiaries, divisions, affiliated entities, employee benefit and/or pension plans or funds, successors and assigns, and all of its or their past and present officers, directors, members, shareholders, trustees, agents and employees (hereinafter referred to as the “Entities and Persons”), from any and all claims, demands, cause of action, fees and liabilities of any kind whatsoever, whether known or unknown, which I ever had, or may have, or now have, against the Entities and Persons by reason of any actual or alleged act, omission, transaction, practice, conduct, occurrence, or other matter up to and including the date of this Mutual Waiver and General Release.

2.  Without limiting the generality of the foregoing, this Waiver and General Release is intended to and shall release the Entities and Persons from any and all claims, whether known or unknown, which Releasors ever had, now have, or may have up to and including the date of this Waiver and General Release against the Entities and Persons arising out of my employment with the Company, including, but not limited to: (i) any claim under Title VII of the Civil Rights Act, as amended; (ii) any other claim (whether based on federal, state, or local law, statutory or decisional) relating to or arising out of my employment by the Company, or the terms and conditions of such employment; (iii) any claim under the Age Discrimination in Employment Act, as amended; (iv) any claim under applicable state or local law against discrimination; (v) any claim for attorneys’ fees, costs, disbursements and/or the like; or (vi) any claim under, with regard to, or in connection with my Employment Agreement or any agreement or plan with regard to equity, incentive or deferred compensation.

3.  Notwithstanding the foregoing, the foregoing release shall not cover rights of indemnification to which I was entitled immediately prior to my termination date under the Company’s Certificate of Incorporation or By-laws, or Section 13 of the Employment Agreement or otherwise with regard to my service as an officer of the Company.

4.  I agree that I will not, from any source or proceeding, seek or accept any award or settlement with respect to any claim or right covered by Section 1(a) above.  In addition to the foregoing, except as otherwise prohibited by law, I represent and warrant that I will not sue or commence any proceeding (judicial or administrative), or participate in any action, suit or proceeding, against any of the Entities and Persons, with respect to any act, event, occurrence, or any alleged failure to act, released hereunder.

5.  The interpretation of this Waiver and General Release will be governed by the law of the State of New York without reference to principles of conflict of laws.  In the event any provision of this Waiver and General Release shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provision of this Waiver and General Release.

6.  This Waiver and General Release is not intended, and shall not be construed, as an admission that the Entities and Persons or I have violated any federal, state or local law (statutory or decisional), ordinance or regulation, breached any contract or committed any wrong whatsoever.

7.  I acknowledge that I have been advised by the Company to consult an attorney before signing this Waiver and General Release and that I have executed this Waiver and General Release after having had the opportunity to consult with an attorney of my choice.

8.  I further acknowledge that I have read this Waiver and General Release in full, have had seven (7) days to consider the terms of this Waiver and General Release, that I fully understand the terms, and that I have knowingly and voluntarily assented to all the terms and conditions contained herein.

9.  I further acknowledge that after executing this Waiver and General Release I have seven (7) days to revoke it by delivery of a Notice of Revocation to the Company prior to the eighth day after execution and delivery by me of the Waiver and General Release.

10.  The parties hereto understand that this Waiver and General Release and the Employment Agreement constitute the complete understanding between such parties and that no other promises or agreements shall be binding unless in writing and signed by both such parties.

Dated:	FOG CUTTER CAPITAL GROUP INC.

By:

ROBERT ROSEN